UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2012

Federal National Mortgage Association
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-50231	52-0883107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3900 Wisconsin Avenue, NW, Washington, District of Columbia		20016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-752-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2012, Fannie Mae (formally, the Federal National Mortgage Association) appointed Timothy J. Mayopoulos as President and Chief Executive Officer of the company and as a member of its Board of Directors, effective June 18, 2012. As CEO, Mr. Mayopoulos will be a member of the Executive Committee of the Board.

Mr. Mayopoulos will succeed Michael J. Williams, who notified the company in January 2012 that he would step down from his position as President and Chief Executive Officer and as a member of the company’s Board when a successor was appointed. Mr. Williams’s resignation as President and Chief Executive Officer and as a member of the company’s Board of Directors will be effective June 18, 2012. Mr. Williams is expected to remain employed by the company for a transition period following his resignation as President and Chief Executive Officer.

Once he becomes President and Chief Executive Officer, Mr. Mayopoulos, age 53, will cease serving as Fannie Mae’s Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary, a position he has held since September 2010. Mr. Mayopoulos previously served as Fannie Mae’s Executive Vice President, General Counsel and Corporate Secretary from April 2009 to September 2010. Before joining Fannie Mae, Mr. Mayopoulos was Executive Vice President and General Counsel of Bank of America Corporation from January 2004 to December 2008. He was Managing Director and General Counsel, Americas of Deutsche Bank AG’s Corporate and Investment Bank from January 2002 to January 2004. He was Managing Director and Senior Deputy General Counsel, Americas of Credit Suisse First Boston from November 2000 to May 2001, and Managing Director and Associate General Counsel of Donaldson, Lufkin & Jenrette, Inc. from May 1996 to November 2000. Mr. Mayopoulos was previously in private law practice at Davis Polk & Wardwell.

Effective January 1, 2013, Mr. Mayopoulos’s direct compensation will consist solely of base salary at the rate of $600,000 per year. Mr. Mayopoulos will also continue to be eligible to receive the employee benefits described in Amendment No. 1 on Form 10-K/A to Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 Form 10-K/A"), filed with the SEC on March 9, 2012. Through December 31, 2012, Mr. Mayopoulos will earn compensation under his existing compensation arrangement, which is described in the 2011 Form 10-K/A, including deferred salary payable in 2013. He also remains eligible for a second installment of his 2011 long-term incentive award to be paid in 2013.

Fannie Mae has entered into a letter agreement with Mr. Mayopoulos, which sets forth the terms and conditions of Mr. Mayopoulos’s employment as Fannie Mae’s President and Chief Executive Officer. A copy of this letter agreement is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

A copy of a news release announcing Mr. Mayopoulos’s appointment is attached as Exhibit 99.2 to this report and incorporated herein by reference. The exhibit submitted herewith shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to Fannie Mae, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibit index filed herewith is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal National Mortgage Association

June 5, 2012	By:	/s/ Michael J. Williams

Name: Michael J. Williams
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Letter agreement, dated June 5, 2012, between Fannie Mae and Timothy J. Mayopoulos
99.2	News release, dated June 5, 2012